UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The following disclosures supplement the disclosures contained in the joint proxy statement/prospectus filed by Oaktree Specialty Lending Corporation (“OCSL”) with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, on November 30, 2022 (the “Proxy Statement”). The Company received three demand letters from purported stockholders of the Company, each alleging that the Proxy Statement purportedly omits to include supposedly material information (collectively, the “Demand Letters”). One of the letters also requested that certain Company books and records be produced pursuant to Delaware law (the “Omnibus Demand”). The Company believes that each of the Demand Letters is without merit.

Supplemental Disclosures.

OCSL does not believe that supplemental disclosures are required or necessary under any applicable laws. However, solely in order to minimize expense and distraction and avoid the uncertainty of any litigation, OCSL is electing to make the supplemental disclosures to the Proxy Statement set forth below in response to the Omnibus Demand. OCSL denies the allegations in the Demand Letters and denies that any violation of law has occurred. OCSL believes that the Proxy Statement disclosed all material information required to be disclosed therein and denies that any of the supplemental disclosures are material or are otherwise required to be disclosed. Nothing in the supplemental disclosures should be deemed an admission of the legal necessity or materiality of any supplemental disclosures under applicable laws.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the pages in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, OCSL makes the following amended and supplemental disclosures. For clarity, new text within amended and restated paragraphs from the Proxy Statement is highlighted with bold, underlined text.

The section of the Proxy Statement entitled “The Mergers—Background of the Merger” is amended and supplemented as follows:

The disclosure on page 43 of the Proxy Statement is modified by amending and restating the first paragraph in its entirety as follows:

The OCSL Board then temporarily adjourned its regular telephonic and video meeting and the OCSL Special Committee convened a special telephonic and video meeting. Representatives of Oaktree, Stradley and Kirkland also attended at the request of the OCSL Special Committee. The OCSL Special Committee engaged Stradley to represent the OCSL Special Committee in its evaluation and negotiation of the Mergers. It was also noted that Oaktree and OCSL had provided waivers to enable Kirkland to provide joint representation to each of OCSL (but not the OCSL Special Committee) and Oaktree in the proposed transaction, which was consistent with industry practice in other affiliated investment company mergers. Representatives of Oaktree then outlined an initial proposal for the Mergers, including that the proposed consideration to be paid to OSI2 Stockholders would be determined based on the relative NAVs of OCSL and OSI2 within 48 hours (excluding Sundays and holidays) prior to consummation of the Mergers (a so-called “NAV-for-NAV” transaction). Oaktree noted that the transaction structure for the Mergers would be similar to that of the OCSI Merger. Oaktree provided the OCSL Special Committee with additional background regarding OSI2, noting the extensive overlap between the OCSL and OSI2 portfolios and the significantly larger size of OCSL relative to OSI2. Oaktree then discussed the potential benefits of the Mergers to OCSL, including the potential for increased scale and secondary market liquidity, the possibility of broader research analyst coverage, acquiring a known portfolio of assets, enhanced access to debt capital markets at potentially more attractive pricing, accretion of net investment income per share and potential expense savings, as well as the potential negative considerations in connection with the Mergers, including any inability to receive the necessary stockholder approvals, potential pressures on the price of OCSL Common Stock if OSI2 Stockholders sell the shares received in the Mergers, the time and ability needed to ramp up to target leverage ratios, the potential for frivolous litigation and transaction costs. Oaktree representatives also reviewed key assumptions and discussed the financial model for the Mergers, which reflected a waiver of a portion of OCSL’s management fees for a period of two years following closing of the Mergers, and the anticipated capital structure for the combined company post-Mergers. The OCSL Special Committee then discussed the proposed Mergers and asked questions of Oaktree, Kirkland and Stradley. After discussion, the OCSL Special Committee decided to continue exploring the proposed Mergers and asked representatives of Oaktree to schedule a meeting of the OCSL Special Committee to discuss the engagement by the OCSL Special Committee of a financial advisor to advise it in connection with the transaction. The OCSL Special Committee also directed Kirkland to begin preparation of the draft Merger Agreement for review by the OCSL Special Committee and Stradley.

The disclosure on page 47 of the Proxy Statement is modified by amending and restating the first paragraph in its entirety as follows:

On August 29, 2022, the OCSL Special Committee held a special telephonic and video meeting. Representatives of Oaktree, EY, Houlihan Lokey, Stradley and Kirkland also attended at the request of the OCSL Special Committee. Houlihan Lokey provided the OCSL Special Committee with its preliminary analysis of OSI2, OCSL and the proposed Mergers, based on the June 30, 2022 financial statements of each company. Representatives of Houlihan Lokey discussed certain considerations in connection with the proposed Mergers, including the relative sizes of OCSL and OSI2, as well as the potential benefits of the Mergers (as identified by Oaktree). Representatives of Houlihan Lokey observed that, based on Oaktree’s assumptions underlying the Mergers, Oaktree expected the Mergers to be accretive to OCSL’s net investment income per share. Following this discussion with Houlihan Lokey, representatives of Oaktree discussed the financial model for the proposed Mergers, highlighting certain immaterial updates and noting the overall financial benefits of the transaction to OCSL remained unchanged. After the representatives of Oaktree and EY exited the meeting, Kirkland and Stradley discussed the updated draft of the Merger Agreement with the OCSL Special Committee, including a summary of the items that were still being negotiated, and the expected timeline for executing the agreement. The OCSL Special Committee discussed the Merger Agreement and the proposed Mergers, and Kirkland and Stradley answered questions from the OCSL Special Committee.

The disclosure on page 51 of the Proxy Statement is modified by amending and restating the fifth paragraph in its entirety as follows:

Expected Greater Access to Debt Capital. Recognizing the significantly larger size of OCSL relative to OSI2, [t]he OCSL Special Committee and the OCSL Board discussed how the larger scale of the combined company may improve OCSL’s access to more diverse and lower cost sources of debt capital compared to what OCSL would be expected to obtain without the scale provided by the Mergers. The OCSL Special Committee and the OCSL Board noted that the larger size of the combined company could also allow for OCSL to operate at a slightly higher debt-to-equity ratio given the larger size and diversification.

The disclosure on page 65 of the Proxy Statement is modified by amending and restating the second table and the two subsequent paragraphs in their entirety as follows:

	Price / Net Investment Income Per Share		Price / 6/30/2022 Net Asset Value Per Share	LQA Dividend Yield
	2022E	2023E
High	11.1x	10.6x	0.93x	11.5%
Mean	9.8x	9.3x	0.87x	10.6%
Median	9.6x	9.0x	0.86x	10.2%
Low	8.4x	7.8x	0.81x	9.6%

OCSL. Taking into account the results of the selected companies analysis and its experience and professional judgment, Houlihan Lokey applied selected ranges of 8.50x to 10.50x to OCSL’s estimated Price-to-CY 2022E Net Investment Income Per Share, 8.00x to 10.00x to OCSL’s estimated Price-to-CY 2023E Net Investment Income Per Share, 10.50% to 8.50% to OCSL’s Last Quarter Annualized Dividend Per Share and 0.90x to 1.05x to OCSL’s NAV Per Share.

OSI2. Taking into account the results of the selected companies analysis and its experience and professional judgment, Houlihan Lokey applied selected ranges of 8.50x to 10.50x to OSI2’s estimated Price-to-CY 2022E Net Investment Income Per Share, 8.00x to 10.00x to OSI2’s estimated Price-to-CY 2023E Net Investment Income Per Share, 11.00% to 9.00% to OSI2’s Last Quarter Annualized Dividend Per Share and 0.90x to 1.00x to OSI2’s NAV Per Share.

The disclosure on page 68 of the Proxy Statement is modified by amending and restating the first two paragraphs in their entirety as follows:

Taking into account the results of the selected transactions analysis and its experience and professional judgment, Houlihan Lokey applied a selected multiple range of 0.90x to 1.00x to OCSL’s NAV Per Share and 0.90x to 1.00x to OSI2’s NAV Per Share. The selected transactions analysis indicated an implied exchange ratio reference range of 2.4412 to 3.0138 shares of OCSL Common Stock for each share of OSI2 Common Stock, as compared to the implied exchange ratio of 2.7037 shares of OCSL Common Stock for each share of OSI2 Common Stock based on the Adjusted June 30, 2022 NAVs of OCSL and OSI2.

Discounted Dividend Analysis. Houlihan Lokey performed a discounted dividend analysis of OCSL and OSI2 based on the OCSL Projections and the OSI2 Projections, respectively. With respect to OCSL, Houlihan Lokey applied a range of terminal value multiples of 0.90x to 1.00x to OCSL’s estimated 2026E NAV, taking into account its experience and professional judgment and the results of its selected companies analysis of OCSL, and discount rates ranging from 8.5% to 10.5%, taking into account its experience and professional judgment and an estimate of OCSL’s cost of equity capital. With respect to OSI2, Houlihan Lokey applied a range of terminal value multiples of 0.90x to 1.00x to OSI2’s estimated 2026E NAV, taking into account its experience and professional judgment and the results of its selected companies analysis of OSI2, and discount rates ranging from 9.0% to 11.0%, taking into account its experience and professional judgment and an estimate of OSI2’s cost of equity capital. The discounted dividend analysis indicated an implied exchange ratio reference range of 2.2543 to 2.9458 shares of OCSL Common Stock for each share of OSI2 Common Stock, as compared to the implied exchange ratio of 2.7037 shares of OCSL Common Stock for each share of OSI2 Common Stock based on the Adjusted June 30, 2022 NAVs of OCSL and OSI2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: January 10, 2023	By:	/s/ Christopher McKown
Name: Christopher McKown Title: Chief Financial Officer and Treasurer